SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


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       rule 14a-6(e)(2))
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                             RALSTON PURINA COMPANY
            ---------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                       N/A
             ------------------------------------------------------
                  (NAME OF PERSON(S) FILING PROXY STATEMENT, IF
                           OTHER THAN THE REGISTRANT)

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


                                  PRESS RELEASE

                             RALSTON PURINA COMPANY

                                              FROM: Keith M. Schopp
                                                    Public Relations
                                                    314-982-2261

                                                    Michael Grabel
                                                    Investor Relations
                                                    314-982-2161


                            Ralston Receives FTC Second Request

St. Louis, Missouri, March 5, 2001 . . . Ralston Purina Company today announced that it received a second request for information from the U.S. Federal Trade Commission regarding its merger agreement with Nestle S.A.

A Ralston spokesman said the Company was notified on Friday, March 2, and added that second requests are typical for transactions of this nature. The spokesman said both parties still expect to close the transaction before December 31, 2001, and remain on schedule.

Nestle and Ralston Purina announced the merger agreement on January 16. The agreement is subject to regulatory clearance and Ralston Purina shareholders' approval.

                                     # # # #

                               PRESS RELEASE ENDS

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results and benefits of the pending merger between Nestle Holdings, Inc. and Ralston Purina Company. Factors that could cause actual results to differ materially from those described herein include: the inability to obtain Ralston Purina Company shareholder or regulatory clearances and/or approvals; actions of the U.S., foreign and local governments; the inability to successfully integrate the businesses of Nestle Holdings, Inc. and Ralston Purina Company; costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; changing consumer or marketplace trends; and the general economic environment and the economic environment of the pet food industry. Neither Nestle Holdings, Inc., Nestle S.A. nor Ralston Purina Company is under any obligation to (and each expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

In connection with the merger, Ralston Purina Company will be filing a proxy statement with the Securities and Exchange Commission. SHAREHOLDERS OF RALSTON PURINA COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by Ralston Purina Company with the Securities and Exchange Commission in connection with the merger at the Securities and Exchange Commission's web site at www.sec.gov. Shareholders of Ralston Purina Company may also obtain for free the proxy statement and other documents filed by Ralston Purina Company in connection with the merger by directing a request to Ralston Purina Company in St. Louis, Missouri. Ralston Purina Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ralston Purina Company stockholders in favor of the merger. These directors and executive officers include the following: William P. Stiritz, Chairman of the Board, and former CEO and President of Ralston Purina Company, William P. McGinnis, CEO and President, Terence E. Block, COO, James R. Elsesser Vice President, CFO and Treasurer, Stanley M Rea, Vice President and General Counsel, Nancy E. Hamilton, Vice President, Secretary and Senior Counsel, Frank
W. Krum, Chairman, Pet International, William H. Sackett, CAO, Robert C. Watt, President, Golden Products, Anita M. Wray, Vice President and Controller, David
R. Banks, Director, John H. Biggs, Director, Donald Danforth, Director, William
H. Danforth, Director, David C. Farrell, Director, M. D. Ingram, Director, Richard A. Liddy, Director, John F. McDonnell, Director, Katherine Ortega, Director, Ronald Thompson, Director. Collectively, as of January 10, 2001, the directors and executive officers of Ralston Purina Company may be deemed to beneficially own approximately 3.95% of the outstanding shares of Ralston Purina Company common stock. Shareholders of Ralston Purina Company may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.